UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2017

NEONODE INC.

(Exact name of issuer of securities held pursuant to the plan)

Commission File Number 1-35526

Delaware	94-1517641
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Storgatan 23C, 11455, Stockholm, Sweden

(Address of principal executive offices, including Zip Code)

+46 (0) 8 667 17 17

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2017, Thomas Eriksson informed the Board of Directors of Neonode Inc. that he will resign his position as President and Chief Executive Officer of Neonode by December 31, 2017. Mr. Eriksson remains a member of the Board of Directors of Neonode.

Upon Mr. Eriksson’s resignation, Andreas Bunge will serve as interim Chief Executive Officer of Neonode. Mr. Bunge currently is and will remain a member of the Board of Directors of Neonode. Mr. Bunge, age 57, since 2015 has been Chief Executive Officer of Merkatura AB, a private holding company, and provides business consulting for technology companies. Between 2012 and 2015, he served as Chief Executive Officer of Spago Nanomedical AB (formerly Spago Imaging AB) until its public listing on the NASDAQ OMX Nordic stock exchange. Between 2005 and 2012, Mr. Bunge founded and served as Chief Executive Officer of Accelerator Nordic AB, which spun-off Spago Imaging in 2012. Prior to Accelerator Nordic, he founded and served as Chief Executive Officer of Applied Sensor/Nordic Sensor Technology AB and held various managerial positions at Intentia AB. He also has served as a member of the boards of directors of numerous companies during the past 15 years. Mr. Bunge has an MSc in Engineering and Management from Linkoping University.

In addition, on December 6, 2017, John Reardon informed the Board of Directors that he is resigning as a director to concentrate his time and efforts to his family and their needs. Mr. Reardon’s resignation will take effect within the next 60 days. Neonode thanks Mr. Reardon for his more than 13 years of service as a member of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEONODE INC.

Date: December 8, 2017	By:	/s/ Lars Lindqvist
	Name:	Lars Lindqvist
	Title:	Vice President, Finance, Chief Financial Officer, Treasurer and Corporate Secretary

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